As filed with the Securities and Exchange Commission on March 23, 2011

                                                                                           Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MERCK & CO., INC.

(Exact Name of Registrant As Specified in Its Charter)

ONE MERCK DRIVE

P.O. BOX 100

WHITEHOUSE STATION, NEW JERSEY 08889-0100

(Address of Principal Executive Offices)

NEW JERSEY	22-1918501
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

MERCK & CO., INC. 2010 INCENTIVE STOCK PLAN

(Full Title of the Plan)

CELIA A. COLBERT

Senior Vice President, Secretary and Assistant General Counsel

MERCK & CO., INC.

P.O. Box 100

Whitehouse Station, New Jersey 08889-0100

(908) 423-1000

(Name and Address of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered*	Proposed maximum offering price per share**	Proposed maximum aggregate offering price**	Amount of registration fee**
Common Stock	185,000,000
(Par Value $0.50 per share)	shares	$31.39	$5,807,150,000	$674,211

*	Estimated maximum number of shares of Common Stock of Merck & Co., Inc. issuable during the next five years of operation of the Plan.

**

The price stated above is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low market prices of the stock as reported on the New York Stock Exchange listed issues on March 17, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the registrant (Exchange Act File No. 1-6571) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K, filed on February 28, 2011, for the fiscal year ended December 31, 2010;

(b)	Five (5) Forms 11-K filed on June 29, 2010;

(c)	Proxy Statement filed on April 12, 2010 for the Annual Meeting of Shareholders held on May 25, 2010; and

(d)	The descriptions of the Common Stock of the registrant set forth in the registrant’s Registration Statements pursuant to Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”), and any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. An Exhibit Index can be found on page 13 of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the Common Stock and interests in the Plan will be passed upon for the Company by Celia A. Colbert, Senior Vice President, Secretary and Assistant General Counsel of the Company.

Item 6.	Indemnification of Directors and Officers

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

The Company’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, all current and former directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

(a)     against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been such director, officer or employee, and

(b)     with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceeding such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Company, or are or were serving, shall serve or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description		Method of Filing

4.1	--	Restated Certificate of Incorporation of the registrant (November 3, 2009)	Incorporated by reference to Current Report on Form 8-K filed November 4, 2009

4.2	--	By-Laws of the registrant (as amended effective November 3, 2009)	Incorporated by reference to Current Report on Form 8-K filed November 4, 2009

5	--	Opinion and Consent of Celia A. Colbert, Senior Vice President, Secretary and Assistant General Counsel of the registrant	Filed with this Registration Statement

23	--	Consent of PricewaterhouseCoopers LLP	Included at Page 12 of this Registration Statement

24.1	--	Certified Resolution of Board of Directors	Filed with this Registration Statement

24.2	--	Power of Attorney	Filed with this Registration Statement

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

1.(a)       To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b)       That, for the purpose of determining any liability under the Securities Act of 1933 (the “Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.         That, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Whitehouse Station and the State of New Jersey on the 23rd day of March 2011.

MERCK & CO., INC.

By:	*
Kenneth C. Frazier
President and Chief Executive Officer

By:	/s/ Celia A. Colbert
Celia A. Colbert
Senior Vice President, Secretary and
Assistant General Counsel
(Attorney-in-Fact)

*

Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

*
Kenneth C. Frazier	President and Chief Executive Officer; Principal Executive Officer; Director	March 23, 2011

*
Peter N. Kellogg	Executive Vice President & Chief Financial Officer; Principal Financial Officer	March 23, 2011

*
John Canan	Senior Vice President Finance - Global Controller; Principal Accounting Officer	March 23, 2011

*
Richard T. Clark	Chairman of the Board of Directors	March 23, 2011

*
Leslie A. Brun	Director	March 23, 2011

* Thomas R. Cech	Director	March 23, 2011

* Thomas H. Glocer	Director	March 23, 2011

* Steven F. Goldstone	Director	March 23, 2011

* William B. Harrison, Jr.	Director	March 23, 2011

*

Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including all of the directors of the Company.

* Harry R. Jacobson	Director	March 23, 2011

* William N. Kelley	Director	March 23, 2011

* C. Robert Kidder	Director	March 23, 2011

* Rochelle B. Lazarus	Director	March 23, 2011

* Carlos E. Represas	Director	March 23, 2011

* Patricia F. Russo	Director	March 23, 2011

* Thomas E. Shenk	Director	March 23, 2011

* Anne M. Tatlock	Director	March 23, 2011

* Craig B. Thompson	Director	March 23, 2011

* Wendell P. Weeks	Director	March 23, 2011

* Peter C. Wendell	Director	March 23, 2011

*

Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including all of the directors of the Company.

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2010 Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the incorporation by reference in this Registration Statement of our reports dated June 29, 2010 relating to the financial statements, which appear in the Annual Reports of the MSD Employee Savings and Security Plan (formerly Merck & Co., Inc. Employee Savings and Security Plan), the MSD Employee Stock Purchase and Savings Plan (formerly Merck & Co., Inc. Employee Stock Purchase and Savings Plan), the Schering-Plough Employees’ Savings Plan, The Schering-Plough Puerto Rico Employees’ Retirement Savings Plan and the Merck Puerto Rico Employee Savings and Security Plan, on Forms 11-K for the year ended December 31, 2009.

/s/PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 21, 2011

EXHIBIT INDEX

Exhibit Number	Description		Method of Filing

4.1	--	Restated Certificate of Incorporation of the registrant (November 3, 2009)	Incorporated by reference to Current Report on Form 8-K filed November 4, 2009

4.2	--	By-Laws of the registrant (as amended effective November 3, 2009)	Incorporated by reference to Current Report on Form 8-K filed November 4, 2009

5	--	Opinion and Consent of Celia A. Colbert, Senior Vice President, Secretary and Assistant General Counsel of registrant	Filed with this Registration Statement

23	--	Consent of PricewaterhouseCoopers LLP	Included at Page 12 of this Registration Statement

24.1	--	Certified Resolution of Board of Directors	Filed with this Registration Statement

24.2	--	Power of Attorney	Filed with this Registration Statement